UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2011

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-5556 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Consolidated-Tomoka Land Co. (the “Company”) on April 27, 2011 (the “Original 8-K”) to update Item 5.07, Submission of Matters to a Vote of Security Holders, in the Original 8-K regarding the results of the Company’s 2011 Annual Meeting of Shareholders held on April 27, 2011 (the “2011 Annual Meeting”).  The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct a non-binding advisory vote on the compensation of the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the 2011 Annual Meeting, the Company’s shareholders voted that the Company conduct an advisory vote on executive compensation, as disclosed in the proxy statement, on an annual basis.  On July 27, 2011, the Company’s Board of Directors (the “Board”), in light of this vote and other factors considered by the Board in making its original recommendation, determined that the Company will hold a non-binding advisory vote on the Company’s compensation of its named executive officers, as disclosed in the proxy statement, on an annual basis until the next required vote by the Company’s shareholders on the frequency of such vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2011
Consolidated-Tomoka Land Co. By: /s/ Bruce W. Teeters Bruce W. Teeters, Senior Vice President – Finance and Treasurer, Chief Financial Officer